Shoal Run Apartments
                                                       Birmingham, Alabama


                               AGREEMENT OF SALE

     THIS AGREEMENT OF SALE (this "Agreement") is entered into as of the 31st day of May, 1996, by and between MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership ("Purchaser"), and BALCOR PENSION INVESTORS-VI, an Illinois limited partnership ("Seller").

                                  WITNESSETH:

     1. PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price of Twelve Million And No/100 Dollars ($12,000,000.00) (the "Purchase Price"), that certain property commonly known as Shoal Run Apartments, located in the City of Birmingham, State of Alabama and legally described and depicted on Exhibit A attached hereto (the "Property"). Included in the Purchase Price is all of the personal property set forth in Exhibit B (the "Personal Property").

     2. PURCHASE PRICE. The Purchase Price shall be paid by Purchaser as follows:

          (a) Upon the execution of this Agreement, the sum of One Hundred Twenty Thousand And No/100 Dollars ($120,000.00) (the "Earnest Money") to be held in escrow by and in accordance with the provisions of the Escrow Agreement ("Escrow Agreement") attached hereto as Exhibit C; and

          (b) On the "Closing Date" (as hereinafter defined), the balance of the Purchase Price, adjusted in accordance with the prorations, by federally wired "immediately available" funds, on or before 11:00 a.m Chicago time.

     3.   TITLE COMMITMENT AND SURVEY.

          A. Purchaser shall obtain, as soon as is reasonably possible, at Purchaser's sole cost and expense, a title commitment (the "Title Commitment") for an owner's standard title insurance policy for the Property issued by Lawyers Title Insurance Corporation (the "Title Insurer"). Seller shall obtain, at Seller's sole cost and expense, an ALTA survey for the Property (the "Survey") and shall deliver the same to Purchaser as soon as is reasonably possible. For purposes of this Agreement, "Permitted Exceptions" shall mean:
(a) general real estate taxes and assessments, association assessments, special district taxes and assessments and related charges not yet due and payable; (b) matters caused by or through the actions of Purchaser or its agents, contractors or representatives; and (c) those title exceptions deemed Permitted Exceptions pursuant to Paragraph 3.B below. All other exceptions to title shall be referred to as "Unpermitted Exceptions."

          B. If the Title Commitment or the Survey discloses any exceptions to title other than the Permitted Exceptions, Purchaser may give written notice to Seller (the "Title Notice") of Purchaser's disapproval of any such exceptions (a "Disapproved Title Exception") on or before the expiration of the Inspection Period. Any title exceptions which are set forth in the Title Commitment or on the Survey to which Purchaser does not object in accordance with the immediately preceding sentence shall be deemed additional Permitted

Exceptions. With regard to a Disapproved Title Exception for which Purchaser gives Seller a Title Notice, Seller may but shall not have the obligation to notify Purchaser within five (5) business days of receipt of the Title Notice (the "Response Notice") whether Seller shall cause the Title Insurer to remove or to insure over such Disapproved Title Exception from the Title Commitment (together with a commitment to reissue the appropriate endorsement for the benefit of Purchaser's financings and sale at no cost to Purchaser). Any such Disapproved Title Exception which Seller elects to cause the Title Insurer to remove or to insure over shall be additional Permitted Exceptions. If Seller does not so notify Purchaser of its election to cause the Title Insurer to remove or to insure over all Disapproved Title Exceptions in accordance with this Paragraph 3.B, then unless Purchaser waives in writing its objection to such Disapproved Title Exception on or before the expiration of the Inspection Period and proceeds towards Closing, then this Agreement shall be terminated; provided, however, if the Response Notice was delivered to Purchaser less than three (3) business days prior to the expiration of the Inspection Period, Purchaser shall have three (3) business days from receipt of the Response Notice to notify Seller or Purchaser waives its objection to such Disapproved Title Exception. If this Agreement is terminated pursuant to the terms of this Paragraph 3.B, (i) Purchaser shall promptly deliver to Seller copies of all studies, reports and other investigations obtained by Purchaser in connection with its due diligence of the Property, (ii) the Earnest Money deposited by Purchaser shall be immediately paid to Purchaser, together with any interest earned thereon and (iii) neither Purchaser nor Seller shall have any right, obligation or liability under this Agreement, except for Purchaser's obligation to indemnify Seller and restore the Property, as more fully set forth in Paragraph 7.

          C. The Title Commitment and the Survey shall be conclusive evidence of good title as therein shown as to all matters to be insured by the title policy, subject only to the exceptions therein stated. On the Closing Date, Title Insurer shall deliver to Purchaser a standard title policy in conformance with the previously delivered Title Commitment, subject to only the Permitted Exceptions, Disapproved Title Exceptions waived by Purchaser and Unpermitted Exceptions waived by Purchaser (the "Title Policy"). Purchaser shall pay for the costs of the Title Commitment and Title Policy, including, without limitation, the costs of any endorsements to, or extended coverage on, the Title Policy which shall be paid by Purchaser.

     4.   PAYMENT OF CLOSING COSTS.     In addition to the costs set forth in
Paragraphs 3 above, Purchaser shall pay the costs of the documentary or transfer stamps to be paid with reference to the "Deed" (hereinafter defined) and all other stamps, intangible, transfer, documentary, recording, sales tax and surtax imposed by law with reference to any other sale documents delivered in connection with the sale of the Property and all other closing charges and expenses of the Title Insurer in connection with this transaction. Notwithstanding the foregoing to the contrary, Seller and Purchaser shall each pay one-half (1/2) of all escrow fees in connection with the Closing.

     5.   CONDITION OF TITLE.

          A. If after delivery of the Title Notice to Seller, but prior to Closing, a date-down to the Title Commitment discloses an Unpermitted Exception (other than the current financing secured by the Property, which will be satisfied by Seller at Closing or assumed by Purchaser at Closing pursuant to the terms hereof), Seller shall have thirty (30) days from the date of the date-down to the Title Commitment, to (i) have any Unpermitted Exceptions which, in the aggregate, do not exceed $50,000.00 (a "Minor Unpermitted Exception"), removed from the Title Commitment or to have the Title Insurer commit to insure against loss or damage (together with the commitment to reissue the appropriate endorsement for the benefit of Purchaser's financings and sale at no cost to Purchaser) that may be occasioned by such Minor Unpermitted Exceptions at no additional premium to Purchaser, or (ii) have the right, but not the obligation, to have any Unpermitted Exceptions which, in the aggregate, equals or exceeds $50,000.00, removed from the Title Commitment or to have the Title Insurer commit to insure against loss or damage (together with the commitment to reissue the appropriate endorsement for the benefit of Purchaser's financings and sale at no cost to Purchaser) that may be occasioned by such Unpermitted Exceptions at no additional premium to Purchaser. The time of Closing shall be delayed, if necessary, to give effect to said aforementioned time periods. If Seller fails to cure or have said Unpermitted Exception removed or have the Title Insurer commit to insure as specified above within said thirty (30) day period or if Seller elects not to exercise its rights under (ii) in the preceding sentence of this Paragraph 5A, Purchaser may terminate this Agreement upon notice to Seller within five (5) days after the expiration of said thirty (30) day period; provided, however, and notwithstanding anything contained herein to the contrary, if the Unpermitted Exception which gives rise to Purchaser's right to terminate was recorded against the Property as a result of the affirmative, willful action of Seller (and not by any unrelated third party) with the intention to prevent the sale of the Property in accordance with the terms hereof or if Seller is able to bond over, cure or remove a Minor Unpermitted Exception for a cost not to exceed $50,000 or the Title Insurer is willing to insure over a Minor Unpermitted Exception for a cost not to exceed $50,000 in accordance with the terms hereof and Seller fails to expend said funds in either case, then Purchaser shall have the additional rights contained in Paragraph 11 herein. Absent notice from Purchaser to Seller in accordance with the immediately preceding sentence, Purchaser shall be deemed to have elected to terminate this Agreement. If Purchaser terminates this Agreement in accordance with the terms of this Paragraph 5A, this Agreement shall become null and void without further action of the parties and all Earnest Money theretofore deposited into the escrow by Purchaser together with any interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except for Purchaser's obligation to indemnify Seller and restore the Property, as more fully set forth in Paragraph 7.

          B. Seller agrees to convey fee simple title to the Property to Purchaser by special warranty deed ("Deed") in recordable form subject only to the Permitted Exceptions, Disapproved Title Exceptions waived by Purchaser and Unpermitted Exceptions waived by Purchaser.

     6.   CONDEMNATION, EMINENT DOMAIN, DAMAGE AND CASUALTY.

          A. Except as provided in any indemnity provisions of this Agreement, Seller shall bear all risk of loss with respect to the Property up to the earlier of the dates upon which either possession or title is transferred to Purchaser in accordance with this Agreement. Notwithstanding the foregoing, in the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost less than or equal to $100,000.00 (as determined by Seller in good faith) Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, but Seller shall have the right to elect to either repair and restore the Property (in which case the Closing Date shall be extended until completion of such restoration) or to assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty, including, without limitation, proceeds of lost rental insurance for the period commencing with the Closing Date through the period of Purchaser's repair, to the extent said lost rental insurance covers Purchaser's loss in rental insurance and Seller shall pay to Purchaser at the Closing the amount of Seller's insurance deductible. Seller shall promptly notify Purchaser in writing of any such fire or other casualty and Seller's determination of the cost to repair the damage caused thereby. In the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost in excess of $100,000.00 (as determined by Seller in good faith), then this Agreement may be terminated at the option of Purchaser, which option shall be exercised, if at all, by Purchaser's written notice thereof to Seller within five (5) business days after Purchaser receives written notice of such fire or other casualty and Seller's determination of the amount of such damages, and upon the exercise of such option by Purchaser this Agreement shall become null and void, the Earnest Money deposited by Purchaser shall be returned to Purchaser together with interest thereon, and neither party shall have any further liability or obligations hereunder except for Purchaser's obligations to indemnify Seller and restore the Property, as set forth more fully in Paragraph 7. In the event that Purchaser does not exercise the option set forth in the preceding sentence, the Closing shall take place on the Closing Date and Seller shall assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of the fire or casualty, including, without limitation, proceeds of lost rental insurance for the period commencing with the Closing Date through the period of Purchaser's repair, to the extent said lost rental insurance covers Purchaser's loss in rental insurance and Seller shall pay to Purchaser at the Closing the amount of Seller's insurance deductible.

          B. If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which might result in the taking of any part of the Property or the taking or closing of any right of access to the Property, Seller shall immediately notify Purchaser of such occurrence. In the event that the taking of any part of the Property shall:
(i) materially impair access to the Property; (ii) cause any material non-compliance with any applicable law, ordinance, rule or regulation of any federal, state or local authority or governmental agencies having jurisdiction over the Property or any portion thereof; or (iii) materially and adversely impairs the use of the Property as it is currently being operated (hereinafter collectively referred to as a "Material Event"), Purchaser may:

              (a) terminate this Agreement by written notice to Seller, in which event the Earnest Money deposited by Purchaser, together with interest thereon, shall be returned to Purchaser and all rights and obligations of the parties hereunder with respect to the closing of this transaction will cease, except for Purchaser's obligations to indemnify Seller and restore the Property, as set forth more fully in Paragraph 7; or

              (b) proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings and give Purchaser the right of approval as to the amount of any award.

         Purchaser shall then notify Seller, within five (5) business days after Purchaser's receipt of Seller's notice, whether Purchaser elects to exercise its rights under subparagraph (a) or subparagraph (b) of this Paragraph 6B. Closing shall be delayed, if necessary, until Purchaser makes such election. If Purchaser fails to make an election within such five (5) business day period, Purchaser shall be deemed to have elected to exercise its rights under subparagraph (b).

         If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which do not constitute a Material Event, Purchaser shall be required to proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings and give Purchaser the right of approval as to the amount of any award.

     7.  INSPECTION AND AS-IS CONDITION.

         A. During the period commencing on May 8, 1996 and ending at 5:00 p.m. Chicago time on June 24, 1996 (said period being herein referred to as the "Inspection Period"), Purchaser and the agents, engineers, employees, contractors and surveyors retained by Purchaser may enter upon the Property, at any reasonable time and upon reasonable prior notice to Seller, to inspect the Property, including a review of the leases located at the Property, and to conduct and prepare such studies, tests and surveys as Purchaser may deem reasonably necessary and appropriate. In connection with Purchaser's review of the Property, Seller agrees to deliver to Purchaser copies of the current rent roll for the Property, the most recent tax and insurance bills, utility account numbers, service contracts, and unaudited year end 1994 and 1995 operating statements.

         B. All of the foregoing tests, investigations and studies to be conducted under this Paragraph 7 by Purchaser shall be at Purchaser's sole cost and expense and Purchaser shall restore the Property to the condition existing prior to the performance of such tests or investigations by or on behalf of Purchaser. Purchaser shall defend, indemnify and hold Seller and any affiliate, parent of Seller, and all shareholders, employees, officers and directors of Seller or Seller's affiliate or parent (hereinafter collectively referred to as "Affiliate of Seller") harmless from any and all liability, cost and expense (including without limitation, reasonable attorney's fees, court costs and costs of appeal) suffered or incurred by Seller or Affiliates of Seller for injury to persons or property caused by Purchaser's investigations and inspection of the Property. Purchaser shall undertake its obligation to defend set forth in the preceding sentence using attorneys selected by Purchaser and reasonably acceptable to Seller.

         C. If Purchaser is dissatisfied with the results of the tests, studies or investigations performed or information received pursuant to this Paragraph 7 or if Purchaser is not satisfied with the Title Commitment and the Survey, Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller at any time prior to the expiration of the Inspection Period. If written notice is not given by Purchaser pursuant to this Paragraph 7 prior to the expiration of the Inspection Period, then the right of Purchaser to terminate this Agreement pursuant to this Paragraph 7 shall be waived. If Purchaser terminates this Agreement by written notice to Seller prior to the expiration of the Inspection
Period: (i) Purchaser shall promptly deliver to Seller copies of all studies, reports and other investigations obtained by Purchaser in connection with its due diligence during the Inspection Period; (ii) the Earnest Money deposited by Purchaser shall be immediately paid to Purchaser, together with any interest earned thereon and (iii) neither Purchaser nor Seller shall have any right, obligation or liability under this Agreement, except for Purchaser's obligation to indemnify Seller and restore the Property, as more fully set forth in this Paragraph 7. Notwithstanding anything contained herein to the contrary, Purchaser's obligation to indemnify Seller and restore the Property, as more fully set forth in this Paragraph 7, shall survive the Closing, the delivery of the Deed and the termination of this Agreement.

         D. Purchaser acknowledges and agrees that it will be purchasing the Property based solely upon its inspections and investigations of the Property, and that Purchaser will be purchasing the Property "AS IS" and "WITH ALL FAULTS", based upon the condition of the Property as of the date of this Agreement, wear and tear and loss by fire or other casualty or condemnation excepted. Without limiting the foregoing, Purchaser acknowledges that, except as may otherwise be specifically set forth elsewhere in this Agreement, neither Seller nor its consultants, brokers or agents have made any other representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Property, including, but not limited to, the condition of the land or any improvements comprising the Property, the existence or non-existence of any hazardous materials or substances, economic projections or market studies concerning the Property, any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property, water or water rights, topography, drainage, soil, subsoil of the Property, the utilities serving the Property or any zoning, environmental or building laws, rules or regulations affecting the Property. Seller makes no representation or warranty that the Property complies with Title III of the Americans with Disabilities Act or any fire code or building code. Except with respect to a breach by Seller of any representation or warranty expressly contained herein, Purchaser hereby releases Seller and the Affiliates of Seller from any and all liability in connection with any claims which Purchaser may have against Seller, and except with respect to a breach by Seller of any representation or warranty expressly contained herein, Purchaser hereby agrees not to assert any claims for contribution, cost recovery or otherwise, against Seller, relating directly or indirectly to the existence of asbestos or hazardous materials or substances on, or environmental conditions of, the Property, whether known or unknown. As used herein, the term "hazardous materials or substances" means
(i) hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "pollutants," "contaminants," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substance Control Act ("TSCA"), 15 U.S.C.Section 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.Section 1802; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 9601. et seq.; the Clear Water Act ("CWA"), 33 U.S.C. Section 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Clean Air Act ("CAA"),
42 U.S.C. Section 7401 et seq.; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters (collectively the "Environmental Laws"); and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulator or ordinance, including any Environmental Law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and (E) asbestos.

         E. Seller has provided to Purchaser certain unaudited historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property. Seller and Purchaser hereby acknowledge that such information has been provided to Purchaser at Purchaser's request solely as illustrative material. Except as expressly set forth herein, Seller makes no representation or warranty that such material is complete or accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Purchaser that Seller's operation of the Property and allocations of revenues or expenses may be vastly different than Purchaser may be able to attain. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Property and the representations and warranties of Seller expressly contained herein and releases Seller from any liability with respect to such historical information, except with respect to a breach of a representation or warranty of Seller contained herein.

         F. Seller has provided to Purchaser the following existing report prepared by Law Associates, Inc., dated April 16, 1992 (the "Existing Report"). Seller makes no representation or warranty concerning the accuracy or completeness of the Existing Report. Purchaser hereby releases Seller and the Affiliates of Seller from any liability whatsoever with respect to the Existing Report, or, including, without limitation, the matters set forth in the Existing Report, and the accuracy and/or completeness of the Existing Report. Furthermore, Purchaser acknowledges that it will be purchasing the Property with all faults disclosed in the Existing Report.

     8. CLOSING. The closing of this transaction (the "Closing") shall be on July 24, 1996, at which time Seller shall deliver possession of the Property to Purchaser. If the Closing occurs simultaneously with a closing under one or more of the "Other Agreements" (as hereinafter defined), then the Closing shall occur at the offices of Apperson, Crump, Duzane & Maxwell, 1755 Kirby Parkway, Suite 100, Memphis Tennessee. Otherwise, the Closing shall occur by mail through an escrow established at the Title Insurer. This transaction shall be closed in accordance with the general provisions of the usual and customary form of deed and money escrow for similar transactions in Alabama, or at the option of either party, the Closing shall be a "New York style" closing at which the Purchaser shall wire the Purchase Price to Title Insurer on the Closing Date and prior to the release of the Purchase Price to Seller,

Purchaser shall receive the Title Policy or marked up commitment dated the date of the Closing Date. In the event of a New York style closing, Seller shall deliver to Title Insurer any customary affidavit in connection with a New York style closing. Purchaser shall pay all closing and escrow fees.

     9.  CLOSING DOCUMENTS.

         A. On the Closing Date, Purchaser shall deliver to Seller (or to Title Insurer if the Closing occurs through escrow) an executed closing statement, the balance of the Purchase Price, an assumption of the documents set forth in Paragraph 9.B.(iii) and (iv) and such other documents as may be reasonably required by the Title Insurer in order to consummate the transaction as set forth in this Agreement.

         B. On the Closing Date, Seller shall deliver to Purchaser (or to Title Insurer if the Closing occurs through escrow) the following:

         (i) the Deed (in the form of Exhibit E attached hereto as the same may need to be modified to satisfy the Title Insurer), subject to Permitted Exceptions, Disapproved Title Exceptions waived by Purchaser and Unpermitted Exceptions waived by Purchaser;

        (ii) a special warranty bill of sale conveying the Personal Property (in the form of Exhibit F attached hereto);

       (iii) assignment and assumption of intangible property (in the form attached hereto as Exhibit G);

        (iv) an assignment and assumption of leases and security deposits (in the form attached hereto as Exhibit H);

         (v) non-foreign affidavit (in the form of Exhibit I attached hereto);

        (vi) original, and/or copies of, leases affecting the Property in Seller's possession;

       (vii) all documents and instruments reasonably required by the Title Insurer to issue the Title Policy;

      (viii)   possession of the Property to Purchaser;

        (ix)   an executed closing statement;

         (x) notice to the tenants of the Property of the transfer of title and assumption by Purchaser of the landlord's obligation under the leases and the obligation to refund the security deposits (in the form of Exhibit J); and

        (xi)   an updated rent roll.

     10. DEFAULT BY PURCHASER. ALL EARNEST MONEY DEPOSITED INTO THE ESCROW IS TO SECURE THE TIMELY PERFORMANCE BY PURCHASER OF ITS OBLIGATIONS AND UNDERTAKINGS UNDER THIS AGREEMENT. IN THE EVENT OF A DEFAULT OF THE PURCHASER UNDER THE PROVISIONS OF THIS AGREEMENT, SELLER SHALL RETAIN ALL OF THE EARNEST MONEY AND THE INTEREST THEREON AS SELLER'S SOLE RIGHT TO DAMAGES OR ANY OTHER

REMEDY, EXCEPT FOR PURCHASER'S OBLIGATIONS TO INDEMNIFY SELLER PURSUANT TO PARAGRAPH 7 HEREOF. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES.

     PURCHASER AND SELLER AGREE THAT A DEFAULT BY PURCHASER UNDER ANY OF THE TERMS OR CONDITIONS OF ANY OF THOSE CERTAIN AGREEMENTS OF SALE LISTED ON EXHIBIT O ATTACHED HERETO (THE "OTHER AGREEMENTS") SHALL BE DEEMED A DEFAULT OF PURCHASER UNDER THIS AGREEMENT. IN ADDITION, PURCHASER AND SELLER AGREE THAT A DEFAULT BY PURCHASER UNDER THIS AGREEMENT SHALL BE DEEMED A DEFAULT UNDER EACH OF THE OTHER AGREEMENTS. IF ANY TRANSACTION CONTEMPLATED BY THE OTHER AGREEMENTS FAIL TO CLOSE FOR ANY REASON WHATSOEVER, PURCHASER SHALL NOT BE ENTITLED TO ANY RIGHTS OF SETOFF UNDER THIS AGREEMENT IN CONNECTION WITH ANY LIABILITY ARISING UNDER THE OTHER AGREEMENTS.

     11. SELLER'S DEFAULT. IF THIS SALE IS NOT COMPLETED BECAUSE OF SELLER'S DEFAULT, PURCHASER'S SOLE REMEDY SHALL BE THE RETURN OF ALL EARNEST MONEY TOGETHER WITH ANY INTEREST ACCRUED THEREON, AND THIS AGREEMENT SHALL THEN BECOME NULL AND VOID AND OF NO EFFECT AND THE PARTIES SHALL HAVE NO FURTHER LIABILITY TO EACH OTHER AT LAW OR IN EQUITY, EXCEPT FOR PURCHASER'S OBLIGATIONS TO INDEMNIFY SELLER AND RESTORE THE PROPERTY AS SET FORTH MORE FULLY IN PARAGRAPH 7 AND PURCHASER'S RIGHT TO RECEIVE FROM SELLER ITS ACTUAL, DOCUMENTED THIRD PARTY EXPENSES INCURRED IN THE PERFORMANCE OF ITS DUE DILIGENCE HEREUNDER AND THE PREPARATION OF THIS AGREEMENT, NOT TO EXCEED $120,000.00 IN THE AGGREGATE. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IF SELLER'S DEFAULT IS (i) ITS (AND NOT AN UNRELATED THIRD PARTY'S) AFFIRMATIVE, WILLFUL ACTION WHICH RESULTS IN THE RECORDING OF AN ENCUMBRANCE AGAINST THE PROPERTY WITH THE INTENTION TO PREVENT THE SALE OF THE PROPERTY IN ACCORDANCE WITH THE TERMS HEREOF AND WHICH GIVES RISE TO PURCHASER'S RIGHT TO TERMINATE THIS AGREEMENT PURSUANT TO PARAGRAPH 5 HEREOF; (ii) ITS FAILURE TO EXPEND UP TO $50,000 IF (a) SELLER IS ABLE TO BOND OVER, CURE OR REMOVE A MINOR UNPERMITTED EXCEPTION FOR A COST NOT TO EXCEED $50,000 OR (b) THE TITLE INSURER IS WILLING TO INSURE OVER A MINOR UNPERMITTED EXCEPTION FOR A COST NOT TO EXCEED $50,000 IN ACCORDANCE WITH THE TERMS HEREOF OR (iii) ITS REFUSAL TO DELIVER THE DEED, THEN PURCHASER WILL BE ENTITLED TO SUE FOR SPECIFIC PERFORMANCE.

     12.  PRORATIONS.

          A. Rents (exclusive of delinquent rents, but including prepaid rents); refundable security deposits (which will be assigned to and assumed by Purchaser and credited to Purchaser at Closing); water and other utility charges; accrued but unpaid interest on the Note; fuels; prepaid operating expenses; 1995 (if not paid) and 1996 real and personal property taxes; and other similar items shall be adjusted ratably as of 12:01 a.m. on the Closing Date. Assessments of record (other than ad valorem taxes) payable in installments which are due subsequent to the Closing Date shall be paid by Purchaser. If the amount of any of the items to be prorated is not then ascertainable, the adjustments thereof shall be on the basis of the most recent ascertainable data. The parties agree to re-prorate the proration items within forty-five (45) days after the date of Closing, except as to delinquent rent referred to in Paragraph 12B below.

          B. All sums paid following the Closing Date by any tenant of the Property who is indebted under a lease for any period prior to and including the Closing Date after the payment to Purchaser of all then current basic rent shall be deemed a "Post-Closing Receipt" until such time as all such indebtedness is paid in full. Within ten (10) days following each receipt by Purchaser of a Post-Closing Receipt, Purchaser shall pay such Post-Closing Receipt to Seller. For a period of sixty days following Closing, Purchaser shall send monthly collection notices to tenants residing at the Property owing Post-Closing Receipts. Within 90 days after the Closing Date, Purchaser shall deliver to Seller a reconciliation statement of Post-Closing Receipts through the first 60 days after the Closing Date. Upon the delivery of the Post-Closing Receipts reconciliation, Purchaser shall deliver to Seller any Post-Closing Receipts owing to Seller and not previously delivered to Seller in accordance with the terms hereof. At Seller's expense, Seller retains the right to conduct an audit, at reasonable times and upon reasonable notice, of Purchaser's books and records to verify the accuracy of the Post-Closing Receipts reconciliation statement and upon the verification of additional funds owing to Seller, Purchaser shall pay to Seller said additional Post-Closing Receipts. Seller shall deliver to Purchaser any sums received by Seller after the Closing Date which relate to the period of time after the Closing Date, along with an accounting identifying any such sums. Paragraph 12B of this Agreement shall survive the Closing and the delivery and recording of the Deed.

     13. RECORDING. This Agreement shall not be recorded and the act of recording by Purchaser shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph 10.

     14. ASSIGNMENT. The Purchaser shall not have the right to assign its interest in this Agreement without the prior written consent of the Seller. Any assignment or transfer of, or attempt to assign or transfer, Purchaser's interest in this Agreement shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph 10.

     15. BROKER. The parties hereto represent and warrant that no broker commission or finder fee is due and payable in connection with this transaction other than to: (i) CB Commercial ("CB"); and (ii) Memphis Commercial Group ("MC"), both to be paid by Seller. Seller's commissions to CB and MC shall only be payable out of the proceeds of the sale of the Property in the event the transaction set forth herein closes. Purchaser hereby agrees to indemnify, defend and hold Seller harmless from any claim whatsoever (including without limitation, reasonable attorney's fees, court costs and costs of appeal) from anyone claiming by or through Purchaser for any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated other than claims of CB (or anyone claiming by, through or under CB). Seller hereby agrees to indemnify, defend and hold Purchaser harmless from any claim whatsoever (including without limitation, reasonable attorney's fees, court costs and costs of appeal) from anyone claiming by or through Seller for any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated other than claims of MC (or anyone claiming by, through or under MC). The indemnifying party shall undertake its obligations set forth in this Paragraph 15 using attorneys selected by the indemnifying party and reasonably acceptable to the indemnified party. The provisions of this Paragraph 15 will survive the Closing and delivery of the Deed.

     16.  SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

          A. Any reference herein to Seller's knowledge, representation, warranty or notice of any matter or thing shall only mean such knowledge or notice that has actually been received by Phillip Schechter or Michael Becker (asset manager of the Property and who is in a position to have a basis for having knowledge with respect to the Property) (hereinafter collectively referred to as the "Seller's Representatives"), and any representation or warranty of the Seller is based upon those matters of which the Seller's Representatives have actual knowledge. Any knowledge or notice given, had or received by any of Seller's agents, servants or employees (other than Seller's Representatives) shall not be imputed to Seller, the general partner or limited partners of Seller, the subpartners of the general partner or limited partners of Seller or Seller's Representatives.

          B. Subject to the limitations set forth in Paragraph A of this Paragraph 16, Seller hereby makes the following representations and warranties, which representations and warranties are made to the Seller's knowledge and which shall, subject to Paragraph 16C, be remade at Closing:

          (i) Except for the matter disclosed on Exhibit N, Seller has no knowledge of any pending or threatened litigation, claim, cause of action or administrative proceeding concerning the Property;

         (ii) The rent roll attached hereto as Exhibit L and which shall be updated as of the Closing Date accurately sets forth the number of tenants then in possession of the Property as of the date of said rent roll, contains an accurate summary of the rental obligations, the expiration date, the security deposit and the delinquencies of each such tenancy as of the date of said rent roll;

        (iii) That the tenant leases evidencing such tenancies referred to in the rent roll are in full force and effect and have not been amended or modified except as set forth in the rent roll or in the leases made available to Purchaser for Purchaser's review;

         (iv) Seller has received no notice of any material default on the part of Seller under any said tenant leases;

          (v) Except as set forth in the rent roll, no tenant under the leases as of the date of the rent roll is in material default of the payment of rent;

         (vi) That Seller will not collect any of the rent or other sums arising or accruing under any of the said tenant leases in advance of the time when they come due except for the benefit of Purchaser (and Seller retains ownership of all accounts receivable for rents due for periods of time prior to the Closing);

       (viii) The Seller has not given or suffered any assignment, pledge or encumbrance with respect to any of the tenant leases or its interests thereunder except as additional collateral for the existing loan secured by the Property;

         (ix) Pending the Closing, Seller will not without the prior consent of Purchaser convey all or any portion of the Property;

          (x) Except as shown on Exhibit M, there are no service contracts which in any manner affect or otherwise relate to the Property or the tenant leases;

         (xi) Seller has full right, power and authority to enter into this Agreement and consummate the transaction contemplated hereby;

        (xii) Seller and all persons or entities having beneficial interests in the Property are "United States Persons," as defined in
     Section 1445(f)(3) and Section 7701(g) of the Internal Revenue Code of 1986, as amended, and the purchase of the Property by Purchaser as contemplated herein will not be subject to the withholding requirements of
     Section 1445(a) of the Code;

       (xiii) Except as set forth in the Existing Report, Seller has not received any notice from any governmental authority having jurisdiction over the Property of any uncured violation of any Environmental Law with respect to the Property. Seller has not commissioned any environmental report with respect to the Property other than the Existing Report; and

        (xiv) Seller has not received written notice from any third party of any structural defects that would render the Property unusable as an apartment complex.

          C. If at any time after the execution of this Agreement, either Purchaser or Seller become aware of information which makes a representation and warranty contained in this Agreement untrue in any material respect, said party shall promptly disclose said information to the other party hereto. Provided the party making the representation or warranty did not take any deliberate actions to cause the representation or warranty in question to be or become untrue in any material respect, said party shall not be in default under this Agreement and the sole remedy of the other party shall be to terminate this Agreement. Notwithstanding anything contained herein to the contrary, if the status of any of the tenancies changes from the date of the rent roll attached hereto and the date of the rent roll delivered at Closing, provided the change in status is not caused by a breach of Seller's covenants contained in Paragraph 16D herein, then Purchaser shall not have the right to terminate this Agreement or make any claim for a breach of a representation or warranty hereunder involving the rent roll or tenancies thereunder. Purchaser and Seller are prohibited from making any claims against the other party hereto after the Closing with respect to any breaches of the other party's representations and warranties contained in this Agreement that the claiming party has actual knowledge of prior to the Closing. The parties agree that the representations contained herein shall survive Closing for a period of sixty
(60) days (i.e., the claiming party shall have no right to make any claims against the other party for a breach of a representation or warranty after the expiration of sixty (60) days immediately following Closing).

          D. Seller covenants to operate and manage the Property in the same manner that it has managed, maintained and operated the Property during the period of Seller's ownership, subject to reasonable wear and tear and casualty.

     17. LIMITATION OF LIABILITY. Neither any of Seller's respective partners (whether general partners, limited partners or any level of sub-partner) nor any beneficiaries, shareholders, officers, agents or employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability. Notwithstanding anything contained herein to the contrary, Purchaser hereby agrees that the maximum aggregate liability of Seller, in connection with, arising out of or in any way related to a breach by Seller under this Agreement or any document or conveyance agreement in connection with the transaction set forth herein shall be $120,000.00; provided, however, in no way shall this sentence or the following sentence preclude Purchaser's right of specific performance contained in Paragraph 11 herein. Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover from Seller any amount greater than said limit. Seller further agrees not to distribute $120,000.00 of the proceeds of the Purchase Price to its partners for the longer of (i) sixty (60) days after the Closing and (ii) final resolution of any claims by Purchaser and asserted in writing against Seller prior to the expiration of the sixtieth (60th) day after the Closing in accordance with the terms of this Agreement ("Claims"); provided, however, that if any Claims are disputed by Seller, Seller shall have the right, by written notice to Purchaser, to require Purchaser to file suit in a court of competent jurisdiction within thirty (30) days after such notice to Purchaser; otherwise said notice with respect to the Claim in question shall no longer prevent Seller from distributing the proceeds.

     18.  TIME OF ESSENCE.  Time is of the essence of this Agreement.

     19. NOTICES. Any notice or demand which either party hereto is required or may desire to give or deliver to or make upon the other party shall be in writing and may be personally delivered, facsimile delivered or given or made by overnight courier such as Federal Express or made by United States registered or certified mail addressed as follows:

          TO SELLER:          c/o The Balcor Company
                              Bannockburn Lake Office Plaza
                              2355 Waukegan Road
                              Suite A200
                              Bannockburn, Illinois  60015
                              Attention:  Ilona Adams

     with copies to:          The Balcor Company
                              Bannockburn Lake Office Plaza
                              2355 Waukegan Road
                              Suite A200
                              Bannockburn, Illinois 60015
                              Attention:  Alan Lieberman
                              (847) 317-4360
                              (847) 317-4462 (FAX)

     and to:                  Katten Muchin & Zavis
                              525 West Monroe Street
                              Suite 1600
                              Chicago, Illinois  60661-3693
                              Attention:  Daniel J. Perlman, Esq.
                              (312) 902-5532
                              (312) 902-1061 (FAX)

          TO PURCHASER:       c/o Mid-America Apartment Communities, Inc.
                              6584 Poplar Avenue
                              Suite 340
                              Memphis, Tennessee 38138
                              Attention:  Donald Aldridge
                              (901) 682-6600
                              (901) 682-6667 (FAX)

     and one copy to:         Apperson, Crump, Duzane & Maxwell
                              1755 Kirby Parkway
                              Suite 100
                              Memphis, Tennessee 38120
                              Attention:  John Maxwell
                              (901) 756-6300
                              (901) 757-1296 (FAX)

subject to the right of either party to designate a different address for itself by notice similarly given. Any notice or demand so given shall be deemed to be delivered or made on the next business day if sent by overnight courier, on the same day if sent by facsimile transmission prior to 5:00 p.m. Chicago time (provided, however, if the notice or demand is not accepted by the recipient's fax machine after 10 attempts by the sender to fax the notice or demand and the sender advises the recipient by phone of the specific nature of the notice or demand prior to 5:00 p.m. Chicago time on the same day the sender is attempting to send its notice or demand by facsimile and if the sender sends the notice or demand to the recipient by overnight courier to be delivered on the first business day following the day that the notice or demand was attempted to be given by fax, then the notice or demand shall be deemed given on the date the sender attempted to send the facsimile) or on the 4th business day after the same is deposited in the United States Mail as registered or certified matter, addressed as above provided, with postage thereon fully prepaid. Any such notice, demand or document not given, delivered or made by registered or certified mail or by overnight courier as aforesaid shall be deemed to be given, delivered or made upon receipt of the same by the party to whom the same is to be given, delivered or made. Copies of all notices shall be served upon the Escrow Agent.

     20. EXECUTION OF AGREEMENT AND ESCROW AGREEMENT. Purchaser will execute two (2) copies of this Agreement and three (3) copies of the Escrow Agreement and forward them to Seller for execution, accompanied with the Earnest Money payable to the Escrow Agent set forth in the Escrow Agreement. Seller will forward one (1) copy of the executed Agreement to Purchaser and will forward the following to the Escrow Agent:

               (1)  Purchaser's check for the Earnest Money;

               (2)  One (1) fully executed copy of this Agreement; and

               (3) Three (3) copies of the Escrow Agreement signed by the parties with a direction to execute two (2) copies of the Escrow Agreement and deliver a fully executed copy to each of the Purchaser and the Seller.

     21. GOVERNING LAW. The provisions of this Agreement shall be governed by the laws of the State of Alabama, except that with respect to the retainage of the Earnest Money as liquidated damages, the laws of the State of Virginia shall apply.

     22. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all other negotiations, understandings and representations made by and between the parties and the agents, servants and employees.

     23. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     24. CAPTIONS. Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.

     25. SERVICE CONTRACTS. Attached hereto as Exhibit M is a list of service contracts affecting the Property. Seller shall assign the service contracts to Purchaser at Closing, and Purchaser shall assume responsibility and obligations under the service contracts. Seller agrees not to enter into any other service contracts affecting the Property. Seller agrees to terminate any and all management agreements affecting the Property as of the Closing Date.

     26. AUDIT. Seller will make available to Purchaser's representatives such books, accounts and records necessary for Purchaser to conduct an audit of the Property's preceding fiscal year. This audit will be conducted solely at Purchaser's expense for the purpose of satisfying its requirements as a publicly held entity. Seller agrees to execute and deliver a disclosure letter prepared by the auditors of Purchaser in the form attached hereto as Exhibit K. The terms of this Paragraph 26 shall survive the Closing for a period of one
(1) year after the Closing Date.

     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the 31st day of May, 1996.


                         PURCHASER:

                         MID-AMERICA APARTMENTS, L.P., a Tennessee limited partnership

                         By:MID-AMERICA APARTMENT COMMUNITIES, INC., a
                            Tennessee corporation, its general partner


                            By: /s/Simon R.C. Wadsworth
                                -----------------------------------
                                Simon R.C. Wadsworth,
                                Executive Vice President



                         SELLER:

                         BALCOR PENSION INVESTORS-VI,
                         an Illinois limited partnership

                         By:Balcor Mortgage Advisors-VI,
                            an Illinois general partnership,
                            its general partner

                            By: The Balcor Company,
                                a Delaware corporation,
                                a general partner

                                By:   /s/Phillip Schechter
                                   --------------------------------
                                Name: Phillip Schechter
                                   --------------------------------
                                Its:  Authorized Agent
                                   --------------------------------

_________________ of CB Commercial ("CB") executed this Agreement in its capacity as a real estate broker and acknowledges that the fee or commission due it from Seller as a result of the transaction described in this Agreement is as set forth in that certain Listing Agreement, dated April 12, 1996 between Seller and CB (the "Listing Agreement"). CB acknowledges that it is paying a portion of such commission in the amount of .25% of the Purchase Price to Memphis Commercial Group. CB also acknowledges that payment of the aforesaid fee or commission is conditioned upon the Closing and the receipt of the Purchase Price by the Seller. CB agrees to deliver a receipt to the Seller at the Closing for the fee or commission due CB and a release stating that no other fees or commissions are due to it from Seller or Purchaser.

                                   CB COMMERCIAL


                                   By:
                                       --------------------------------
                                   Name:
                                       --------------------------------
                                   Title:
                                       --------------------------------

_________________ of Memphis Commercial Group ("MC") executed this Agreement in its capacity as a real estate broker and acknowledges that the fee or commission due it from Purchaser as a result of the transaction described in this Agreement is .25% of the Purchase Price. MC acknowledges that it will be receiving such commission from CB Commercial. MC also acknowledges that payment of the aforesaid fee or commission is conditioned upon the Closing and the receipt of the Purchase Price by the Seller. MC agrees to deliver a receipt to the Seller at the Closing for the fee or commission due MC and a release stating that no other fees or commissions are due to it from Seller or Purchaser.

                                   MEMPHIS COMMERCIAL GROUP


                                   By:
                                       ------------------------------
                                   Name:
                                       ------------------------------
                                   Title:
                                       ------------------------------

                                   Exhibits

A - Legal

B - Personal Property

C - Escrow Agreement

D - Intentionally Deleted

E - Special Warranty Deed

F - Special Warranty Bill of Sale

G - Assignment and Assumption of Intangible Property

H - Assignment and Assumption of Leases and Security Deposits

I - Non-Foreign Affidavit (FIRPTA Statement)

J - Notice to Tenants

K - Auditor's Disclosure Letter

L - Rent Roll

M - List of Service Contracts

N - Litigation

O - Other Agreements